Exhibit 99.2

CST Brands, Inc. to Acquire the General Partner of Lehigh Gas Partners LP (LGP)

•	CST Brands to acquire the General Partner of Lehigh Gas Partners and all the associated Incentive Distribution Rights (“IDRs”) of LGP

•	Creates a sponsor-backed, growth-oriented MLP vehicle

•	Provides CST Brands with a platform for a long-term drop down strategy of its U.S. wholesale fuel supply business and newly constructed real estate into LGP

•	Joe Topper, Chairman and CEO of LGP, to remain President and CEO of LGP and to join the Board of Directors of CST Brands

•	$200 million share repurchase authorization by CST Brands’ Board of Directors

San Antonio, Texas and Allentown, Pennsylvania–August 6, 2014 — CST Brands, Inc. (NYSE:CST) announced that it has entered into definitive agreements to purchase 100% of the membership interests of Lehigh Gas GP, LLC, the general partner of Lehigh Gas Partners LP (NYSE: LGP) from Lehigh Gas Corporation and all of the outstanding IDRs of LGP. The aggregate consideration will be $17 million in cash and approximately 2.044 million shares of CST common stock. Based on the closing share price of CST Brands stock as of August 5, 2014, the total consideration is currently valued at approximately $85 million.

Joe Topper, the Chairman and CEO of LGP, will continue as President and CEO of LGP and will join the Board of Directors of CST Brands. Mr. Topper and other insiders are not selling any of their limited partner interests in LGP in the transaction and will continue to own subordinated and common units representing approximately 44% of the limited partner interests in LGP. The transaction overall does not involve the sale or purchase of any of the common or subordinated units of Lehigh Gas Partners. LGP will continue to operate as a separate, publicly-traded, master limited partnership (MLP) and maintain its current headquarters in Allentown, PA.

Strategic Benefits:

•	Provides CST Brands access to capital through a growth-oriented MLP vehicle to execute its long-term strategic plan

•	Drop-down asset sales to LGP and an expanded set of external opportunities at LGP to drive IDR cash flow growth for CST Brands

•	LGP gains access to a pipeline of drop-down asset acquisitions from CST Brands to fuel future distribution increases at LGP

•	Cash flow from asset drop downs and IDRs to provide CST Brands with capital to pursue organic growth opportunities

•	Creates a leading platform in the industry with fuel distribution and retail operations expertise

•	Eliminates upfront costs and market risks of pursuing an MLP IPO of CST-only assets

In addition to LGP’s growth-through-acquisition strategy, which has been successfully executed since Lehigh went public, CST Brands has a strong portfolio of assets that it can offer as drop-down candidates to LGP, including 1.9 billion gallons of annual domestic wholesale fuel volumes, based on CST Brands’ 2013 domestic fuel volume, and a portfolio of recently completed new to industry (“NTI”) stores. Furthermore, CST Brands plans to build additional NTI stores each year that will serve as another set of potential drop-down assets. Any future drop down transactions will be subject to the approval of the independent conflicts committee of the general partner of LGP and the Board of Directors at CST Brands.

“The transaction provides both the shareholders of CST Brands and the unitholders of LGP with the benefit of strategic growth options for the future and a symbiotic relationship for stronger growth together,” said Kim Bowers, Chairman and CEO of CST Brands. “We expect that the transaction will provide us with opportunistic access to the MLP capital markets, the opportunity to grow our U.S. wholesale business and to expand our new store build program, as well as provide us strategic flexibility in the consolidating fuel and convenience retail industry.”

Joe Topper, Chairman and CEO of Lehigh Gas Partners, added, “The transaction provides both for greater certainty of, and an accelerated rate of, future distribution growth of LGP and creates a tremendous platform for future growth in the industry for both CST Brands and LGP, while enhancing both companies’ goal of increasing shareholder and unitholder value.”

Additional Transaction Details

The transaction has been approved by the Board of Directors of CST Brands. The closing of the transaction is subject to customary conditions, including consent of the lenders and modification of the credit facilities of CST Brands and Lehigh Gas Partners. The transaction is expected to close early in the fourth quarter of 2014.

Advisors

BofA Merrill Lynch acted as a financial advisor and Paul Hastings LLP acted as legal counsel to CST Brands. Barclays acted as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP acted as legal counsel to Lehigh Gas Corporation and its affiliates.

CST Brands Share Repurchase Plan

CST Brands also announced today that its Board of Directors has authorized the repurchase of up to $200 million of CST Brands’ common stock, until such authorization is fully utilized or withdrawn by the board.

Under the stock repurchase program, CST Brands is authorized to repurchase, from time-to-time, shares of its outstanding common stock in the open market, at management’s discretion based on market and business conditions, applicable legal requirements and other factors, or pursuant to an issuer repurchase plan or agreement that may be in effect.

The repurchase program authorized by the Board of Directors of CST Brands does not obligate CST Brands to acquire any specific amount of common stock and will continue until otherwise modified or terminated by CST Brands’ board at any time at its sole discretion and without notice.

Conference Call Details

CST Brands and Lehigh Gas Partners will hold a joint conference call to discuss this transaction on August 7, 2014, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The call will be held in conjunction with the previously scheduled Lehigh Gas Partners’ second quarter 2014 earnings conference call.

The conference call numbers are 800-774-6070 or 630-691-2753 and the passcode for both is 8471623#. A live audio webcast of the conference call and presentation slides will be available on that same day on the investor section of the CST Brands website at www.cstbrands.com or Lehigh’s website at www.lehighgaspartners.com.

After the live conference call, a replay will be available from 1:30 p.m. Eastern Time (12:30 p.m. Central Time) on August 7, 2014 until 11:59 p.m. Eastern Time (10:59 p.m. Central Time) on August 14, 2014. The replay numbers are 888-843-7419 or 630-652-3042 and the passcode for both is 8471623#. An archive of the webcast will be available on the investor section of the CST Brands website or Lehigh’s website within 24 hours after the call.

CST Brands

CST Brands, Inc., a Fortune 500 Company, is one of the largest independent retailers of motor fuels and convenience merchandise in North America. Based in San Antonio, Texas, CST employs nearly 12,000 Team Members at nearly 1,900 locations throughout the Southwestern United States and Eastern Canada offering a broad array of convenience merchandise, beverages, snacks and fresh food. In the U.S., CST Corner Stores proudly sell Valero fuels and signature products such as Fresh Choices baked and packaged goods, U Force energy and sport drinks, Cibolo Mountain coffee, FC Soda and Flavors2Go fountain drinks. In Canada, CST is the exclusive provider of Ultramar fuel and its Dépanneur du Coin and Corner Stores sell signature Transit Café coffee and pastries. For more information about CST, please visit cstbrands.com.

Lehigh Gas Partners

Lehigh Gas Partners LP, headquartered in Allentown, PA, is a leading wholesale distributor of motor fuels and owner and lessee of real estate used in the retail distribution of motor fuels. Formed in 2012, Lehigh Gas Partners distributes fuel to over 1,050 locations and owns or leases more than 625 sites in sixteen states: Pennsylvania, New Jersey, Ohio, Florida, New York, Massachusetts, Kentucky, New Hampshire, Maine, Tennessee, Maryland, Delaware, West Virginia, Virginia, Illinois and Indiana. The company is affiliated with several major oil brands, including ExxonMobil, BP, Shell, Chevron, Sunoco, Valero, Gulf and Citgo. LGP ranks as one of ExxonMobil’s largest distributors by fuel volume in the United States and in the top 10 for many additional brands. For additional information, please visit www.lehighgaspartners.com.

Forward-Looking Statements

This press release and any oral statements made regarding the subjects of this release may contain forward looking statements of CST Brands and Lehigh Gas Partners. The words “believe,” “expect,” “should,” “intends,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see CST Brand’s and Lehigh Gas Partners’ Form 10-Q or Form 10-K filed with the Securities and Exchange Commission, available at www.sec.gov. Neither CST Brands or Lehigh Gas Partners undertake any obligation to publicly update or revise any statements in this release, whether as a result of new information, future events or otherwise.

Source: CST Brands, Inc. and Lehigh Gas Partners LP

CST Brands, Inc.

Investors:

Randy Palmer, 210-692-2160

Director – Investor Relations

or

Media:

The DeBerry Group

Melissa Ludwig or Trish DeBerry, 210-223-2772

Or

Lehigh Gas Partners LP

Investors:

Karen Yeakel

Vice President, Investor Relations

610-625-8126

kyeakel@lehighgas.com